EXHIBIT 23.6

TERRY AMISANO LTD.                                                AMISANO HANSON
KEVIN HANSON, CA, CPA (Nevada)                             CHARTERED ACCOUNTANTS






                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to use, in the Form SB-2/A-2 for Mongolian Explorations Ltd. of our report dated January 15, 2004 relating to the December 31, 2003 financial statements of Mongolian Explorations Ltd., which appears in such Form.




"AMISANO HANSON"
----------------------------------
Amisano Hanson
CHARTERED  ACCOUNTANTS


Vancouver, Canada
July 7, 2004









750 WEST PENDER STREET, SUITE 604                       TELEPHONE:  604-689-0188
VANCOUVER CANADA                                        FACSIMILE:  604-689-9773
V6C 2T7                                               E-MAIL:  amishan@telus.net

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